EXHIBIT 21.1

The subsidiaries of the Company are:

Elixir Gaming Technologies (Hong Kong) Limited, a company incorporated in Hong Kong

Entertainment Gaming (Philippines), Inc. (formerly known as Elixir Gaming Technologies/VendingData Philippines, Inc.), a company incorporated in the Republic of the Philippines

Elixir Gaming Technologies (Cambodia) Limited, a company incorporated in Cambodia

Dreamworld (Takeo) Investment Holding Limited, a company incorporated in Cambodia

Dreamworld Leisure (Cambodia) Limited, a company incorporated in Cambodia

Dreamworld Leisure (Kampot) Limited, a company incorporated in Cambodia

Dreamworld Leisure Management Limited, a company incorporated in the British Virgin Islands

DPD Ltd, a company incorporated in Hong Kong

Golden Rat Studios, LLC, a California limited liability company

Explorer Corporation Limited, a company incorporated in Hong Kong

Time Unicorn Investments Limited, a company incorporated in the British Virgin Islands

Fantasy Gold Information Technology (Shenzhen) Co., Ltd., a company incorporated in Mainland China